UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Bristow Group Inc.

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SUPPLEMENT TO PROXY STATEMENT

Explanatory Note
On June 22, 2017, Bristow Group Inc. (the “Company” or “we”, “us” or “our”) filed its definitive proxy statement (the “Proxy Statement”) relating to the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 2, 2017 with the Securities and Exchange Commission and made available to its stockholders on the Internet, or commenced delivering to its stockholders by mail, the Proxy Statement and related proxy materials.
The sole purpose of this supplement, dated June 30, 2017 (this “Supplement”) to the Proxy Statement is to correct the inadvertent omission of the compensation of the Company’s former Senior Vice President, Chief Legal and Support Officer and Corporate Secretary for fiscal years 2015 and 2016. Except as described below, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement, the proposals to be acted on at the Annual Meeting or the recommendations of the Board of Directors of the Company in relation thereto. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the Proxy Statement are to the Proxy Statement as supplemented hereby.
If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so. If you have not yet voted, please do so as soon as possible either by signing, dating and returning the proxy card you received with the Proxy Statement, or via the Internet using the voting instructions indicated on the proxy card you received with the Proxy Statement.
AMENDMENTS TO PROXY STATEMENT
The section of the Proxy Statement under the heading Director and Executive Officer Compensation – Summary Compensation Table appearing on pages 51 and 52 of the Proxy Statement is amended and restated in its entirety with the section set forth below. The following reflects the addition of compensation paid to our former Senior Vice President, Chief Legal and Support Officer and Corporate Secretary for fiscal years 2015 and 2016:

Summary Compensation Table
The following table provides information about the compensation of each of our Named Executive Officers:
Summary Compensation Table

Name & Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings($) (4)	All Other Compensation ($) (5)	Total($)
Jonathan E. Baliff, ..... President and Chief Executive Officer	2017	$700,003	—	$1,795,164	$413,590	—	—	$154,877	$3,063,634
	2016	$700,003	—	$1,860,227	$1,196,844	—	—	$385,253	$4,142,327
	2015	$666,922	—	$2,987,577	$1,036,622	$1,135,910	—	$229,118	$6,056,149
L. Don Miller,............. Sr. VP and Chief Financial Officer	2017	$425,006	—	$778,595	$179,382	$143,045	—	$76,003	$1,602,031
	2016	$396,162	—	$603,323	$575,916	—	—	$105,903	$1,681,304
Brian J. Allman,.......... VP and Chief Accounting Officer (6)	2017	$300,019	—	$198,065	$45,632	$48,616	—	$23,455	$615,787
K. Jeremy Akel,.......... former Sr. VP and Chief Operating Officer (7)	2017	$35,473	—	—	—	—	—	$829,213	$864,686
	2016	$439,192	—	$828,025	$532,743	—	—	$162,603	$1,962,563
	2015	$430,622	—	$1,211,904	$420,510	$554,857	—	$127,729	$2,745,622
Chet Akiri, ................. former Sr. VP and Chief Commercial Officer (8)	2017	$416,352	—	$550,012	$126,716	$94,542	—	$264,472	$1,452,094
	2016	$400,005	—	$579,181	$372,636	—	—	$189,122	$1,540,944
E. Chipman Earle, ..... former Sr. VP, Chief Legal and Support Officer and Corporate Secretary (9)	2017	$416,352	—	$534,296	$123,096	$80,992	—	$72,034	$1,226,770
	2016	$396,172	—	$555,059	$357,113	—	—	$133,687	$942,031
	2015	$377,771	—	$880,929	$305,678	$415,718	—	$126,982	$2,107,078
Hilary S. Ware, .......... former Sr. VP and Chief Administration Officer(10)	2017	$118,938	—	$539,919	$124,392	—	—	$778,471	$1,561,720
	2016	$412,318	—	$621,876	$400,104	—	—	$144,481	$1,578,779
	2015	$409,165	—	$955,661	$331,604	$463,563	—	$128,727	$2,288,720

(1)	Under the terms of his employment agreement, Mr. Baliff is entitled to the compensation described under “Employment and Severance Agreements” below.

(2)
For awards of stock and performance cash awards, the amount shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Grants of performance cash awards received in fiscal years 2015, 2016 and 2017 cliff vest at the end of three years if certain performance goals are met. We have included the grant date fair value of these performance cash awards in the Stock Awards column since these awards are within scope of FASB ASC 718. For awards of options (including awards that subsequently have been transferred), the amount shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For additional information, see Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017. These amounts may not correspond to the actual value that will be recognized by the executive. In the case of Mr. Akel, his unvested stock options and unvested restricted stock unit grants awarded in June 2013, June 2014 and June 2015 fully vested on June 17, 2016. In accordance with the Severance Policy, Mr. Akel’s performance cash awards granted in June 2014 and June 2015 became fully vested and earned at the target performance level, and were paid to Mr. Akel on June 17, 2016. The expiration date of each of his vested options, including those that vested prior to his departure as well as those that vested in connection with his departure, accelerate to June 19, 2017 pursuant to the terms of the Akel Separation Agreement. Mr. Akel’s performance cash awards granted in June 2013 was based on actual results and paid at the same time the other Named Executive Officers received their performance cash payments. Mr. Akel’s unvested restricted stock unit grant awarded in February 2014 was forfeited in full per its terms and the terms of the Akel Separation Agreement.

(3)
Annual cash performance awards approved by the Compensation Committee at its June meeting each year for fiscal years 2015, 2016 and 2017 under the annual incentive cash compensation plan for such years. For fiscal year 2017, Ms. Ware received an annual cash performance award which became fully vested and earned at the target performance level in accordance with the Severance Policy.

(4)
Our NEOs do not participate in any defined benefit or pension plan through the Company and did not receive any above-market or preferential earnings on nonqualified deferred compensation during fiscal years 2015, 2016 and 2017.

(5)	Includes for fiscal year 2017:

	Mr. Baliff	Mr. Miller	Mr. Allman	Mr. Akel(c)	Mr. Akiri	Mr. Earle	Ms. Ware
Company 401k Contribution ...........	$15,900	$15,900	$15,900	$7,821	$14,481	$16,073	$11,875
Company Paid Life and Disability Insurance.........................................	$14,876	$12,252	$7,555	$865	$10,274	$10,274	$5,149
Company Deferred Compensation Plan Contribution............................	$124,101	$47,851	$—	$—	$66,832	$45,687	$—
Allowance(a)......................................	$—	$—	$—	$—	$172,885	$—	$—
Severance(b)......................................	$—	$—	$—	$820,528	$—	$—	$761,446
Total ................................................	$154,877	$76,003	$23,455	$829,213	$264,472	$72,034	$778,471

(a)
In recognition of an increase in responsibilities resulting from Mr. Akel’s departure, Mr. Akiri received a stipend of $15,000 per month effective from April 18, 2016 until such date that a new Senior Vice President of Operations was hired by the Company and completed the onboarding process. Mr. William J. Collins III was hired by the Company as the Senior Vice President of Operations effective October 5, 2016 and Mr. Akiri ceased to receive his stipend of $15,000 per month on April 30, 2017 when Mr. Collins’ onboarding process was deemed to be complete.

(b)
Mr. Akel’s and Ms Ware’s severances were valued based on the rules of the Severance Policy at the time of their respective departures from the Company. The “Potential Payments upon Termination or Change-in-Control” section of this proxy statement contains additional information about the severances provided by the Company to its Named Executive Officers. The severance amounts listed include one year annual base salary as follows: Mr. Akel, $439,189 and Ms. Ware, $412,298; one year annual target bonus as follows: Mr. Akel, $329,392 and Ms. Ware, $267,994; fiscal year 2017 prorated annual bonus target as follows: Mr. Akel, $15,342 and Ms. Ware, $66,081; and unused paid time off as follows: Mr. Akel, $36,605 and Ms. Ware, $15,073. The fiscal year 2017 prorated annual bonus target for Mr. Akel and Ms. Ware was calculated by the Company based on the number of days worked in fiscal year 2017 up and to the relevant departure date as follows: Mr. Akel, April 18, 2016 and Ms. Ware, July 1, 2016.

(c)
Though Mr. Akel’s separation date and respective severance payout did not occur until fiscal year 2017, his severance amount was previously listed in our proxy statement dated June 21, 2016 under “All Other Compensation” for fiscal year 2016 as his termination and severance value were finalized by the time of publication. This disclosure was made at that time with the intent of being transparent of all known compensation. Considering “All Other Compensation” for fiscal year 2017 in this proxy statement, this severance value has been moved from fiscal year 2016 to fiscal year 2017, accurately reflecting the effective timing of its execution.

(6)	Mr. Allman was not a NEO prior to fiscal year 2017 and, therefore, his compensation is not disclosed for any prior fiscal years.

(7)	Mr. Akel departed the Company on April 18, 2016.

(8)	Mr. Akiri departed the Company on June 8, 2017.

(9)	Mr. Earle departed the Company on June 8, 2017.

(10)
Ms. Ware departed the Company on July 1, 2016. Ms. Ware forfeited all of the stock options and restricted stock units tentatively awarded to her in June 2016. These units were never realized by Ms. Ware or expensed by the Company.